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                                                                      EXHIBIT 21

                                 CONVERSE INC.
                   INCORPORATED IN DELAWARE ON JULY 22, 1986

                                 SUBSIDIARIES
                                 ------------

CONVERSE STAR I, INC., a subsidiary of Converse Inc.
Incorporated in Massachusetts on March 26, 1985

CONVERSE EMEA LTD., a subsidiary of Converse Inc.
Incorporated in Delaware on January 29, 1990

CONVERSE FRANCE, INC., a subsidiary of Converse Benelux Holding Company, Inc. Incorporated in Delaware on November 23, 1993 (branch in France)

CONVERSE EUROPE, INC., a subsidiary of Converse Inc.
Incorporated in Delaware on November 23, 1993 (branch in the Netherlands)

CONVERSE BENELUX, INC., a subsidiary of Converse Benelux Holding Company, Inc. Incorporated in Delaware on November 23, 1993 (branches in the Netherlands and Belgium)

CONVERSE BENELUX HOLDING COMPANY, INC., a subsidiary of Converse Europe, Inc. Incorporated in Delaware on November 23, 1993

CONVERSE GERMANY, INC., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on March 21, 1994 (branch in Germany)

CONVERSE IBERIA, INC., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on July 8, 1994 (branches in Portugal and Spain)

CONVERSE ITALY, INC., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on September 21, 1994 (branch in Italy)

CONVERSE JAPAN, INC., a subsidiary of Converse Inc.
Incorporated in Delaware on November 21, 1994 (branch in Japan)

CONVERSE SCANDINAVIA, INC., a subsidiary of Converse Europe, Inc.
Incorporated in Delaware on June 7, 1995 (branch in Denmark)

CONVERSE PACIFIC, INC., a subsidiary of Converse Inc.
Incorporated in Delaware on May 2, 1996 (branch in Japan)

CONVERSE MEXICO, INC., a subsidiary of Converse Inc.
Incorporated in Delaware on October 23, 1996 (branch in Mexico)

CONVERSE ALL STAR DO BRASIL INDUSTRIA E COMERCIO LTDA., a subsidiary of Converse Inc.
Incorporated in Brazil

CALZADO DEPORTIVO DE REYNOSA, S.A. DE C.V., a subsidiary of Converse Inc. Incorporated in Mexico on January 25, 1984

CONVERSE EXPORT CO. LIMITED, a subsidiary of Converse Inc.
Incorporated in Barbados on December 28, 1984 (a foreign sales corporation)

APEX ONE, INC., a subsidiary of Converse Inc.
Incorporated in New Jersey on July 8, 1988